Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 MEF of our report dated March 24, 2023 (July 9, 2023, as to the effects of the reverse stock split described in Note 14) relating to the financial statements of Sagimet Biosciences Inc, included in Registration Statement No. 333-272901 on Form S-1 of Sagimet Biosciences Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
July 13, 2023